UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2013

DIGIMARC CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	001-34108	26-2828185
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9405 SW Gemini Drive, Beaverton Oregon 97008

(Address of principal executive offices) (Zip Code)

(503) 469-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On May 2, 2013, Digimarc Corporation issued a press release announcing its financial results for the quarter ended March 31, 2013. The full text of the press release is attached hereto as Exhibit 99.1.

Item 5.07.	Submission of Matters to a Vote of Security Holders

(a) Digimarc Corporation (the “Company”) held its Annual Meeting of Shareholders on April 30, 2013 (the “Annual Meeting”).

(b) At the Annual Meeting, 6,628,727 shares were represented to vote either in person or by proxy, or 91.04% of the outstanding shares, which represented a quorum. The final results of voting for each matter submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1: Election of Directors

Bruce Davis, William J. Miller, James T. Richardson, Peter W. Smith and Bernard Whitney were elected as directors for a term of one year. The voting for each director was as follows:

	For	Withheld	Broker Non- votes
Bruce Davis	2,535,697	606,960	3,486,070
William J. Miller	2,933,973	208,684	3,486,070
James T. Richardson	3,003,933	138,724	3,486,070
Peter W. Smith	3,000,783	141,874	3,486,070
Bernard Whitney	2,964,164	178,493	3,486,070

Proposal 2: Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm

KPMG LLP was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 with 6,550,114 votes in favor, 76,209 votes against and 2,404 abstentions.

Item 7.01.	Regulation FD Disclosure

On April 30, 2013, Digimarc Corporation issued a press release announcing it had declared a dividend of $0.11 per share of common stock to be paid on May 20, 2013 to its shareholders of record on May 13, 2013. The full text of the press release is attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Digimarc Corporation, dated May 2, 2013 (furnished pursuant to Items 2.02 hereof).

99.2	Press Release issued by Digimarc Corporation, dated April 30, 2013 (furnished pursuant to Items 7.01 hereof).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2013

By:	/s/ Michael McConnell
Michael McConnell
Chief Financial Officer and Treasurer

DIGIMARC CORPORATION

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued by Digimarc Corporation, dated May 2, 2013 (furnished pursuant to Items 2.02 hereof).

99.2	Press Release issued by Digimarc Corporation, dated April 30, 2013 (furnished pursuant to Items 7.01 hereof).